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                                    COCENSYS, INC.                 EXHIBIT 10.1
                                EXECUTIVE OFFICERS'
                               SEVERANCE BENEFIT PLAN

SECTION 1.  INTRODUCTION.

     The CoCensys, Inc. Executive Officers' Severance Benefit Plan (the "Plan") was established effective March 26, 1998. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of CoCensys, Inc. (the "Company") whose employment with the Company is involuntarily or constructively terminated. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company. Notwithstanding the foregoing, this Plan shall not supersede the CoCensys, Inc. Executive Officers' Change of Control Severance Plan. This Plan document is also the Summary Plan Description for the Plan.

SECTION 2.  ELIGIBILITY FOR BENEFITS.

     (a) GENERAL RULES. Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

          (i) "ELIGIBLE EMPLOYEES" shall include the President, the Chief Executive Officer, any Vice President and the General Counsel of the Company. An Eligible Employee shall be entitled to the payment of severance benefits under the Plan in the event that such Eligible Employee's employment with the Company is involuntarily terminated without "Cause" (as defined below) or the Eligible Employee voluntarily leaves on account of a "Constructive Termination" (as defined below). The Company shall make a reasonable good faith determination as to whether such an event has occurred; provided, however, that with respect to the Chief Executive Officer, such determination shall be made by a majority of the Board of Directors. It shall be presumed that an Eligible Employee has not left the Company on account of a Constructive Termination if that Employee voluntarily leaves the Company more than sixty (60) days after the later of (A) the occurrence of an event giving rise to a claim of Constructive Termination or (B) receipt of notice of such event.

               (1) As used herein "Cause" shall mean: (A) an intentional act that materially injures the Company; (B) the intentional refusal or failure to follow the lawful and reasonable directions of the Board of Directors or the directions of any individual to whom the Eligible Employee reports; (C) the willful and habitual neglect of duties; or (D) the conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company; PROVIDED that the Eligible Employee did not cure such misconduct within thirty (30) days following receipt of written notice of such misconduct from the Company.

               (2)  As used herein "Constructive Termination" shall mean:
(A) the assignment of duties and responsibilities which result in a diminution of position or function (but not merely a change in title or reporting relationships); (B) the reduction in base salary by more than ten percent (10%); (C) a material reduction in the Eligible Employee's package of

                                       1.

incentives and benefits in the aggregate; (D) the relocation of the Eligible Employee's principal office by more than thirty (30) miles, unless approved by the Eligible Employee; (E) the material breach of this Plan or any other material agreement between the Eligible Employee and the Company regarding the terms and conditions of employment; or (F) the failure of any acquiring or surviving corporation to assume the responsibilities of the Company under this Plan or under any other material agreement between the Eligible Employee and the Company regarding the terms and conditions of employment.

          (ii) In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her date of termination as scheduled by the Company.

          (iii) In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release on a form provided by the Company.

     (b) EXCEPTIONS. An employee who otherwise is an Eligible Employee will not receive benefits under this Plan in any of the following circumstances:

          (i) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her termination date. Such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement, subject to Section 6(c) of this Plan.

          (ii)  The employee is involuntarily terminated for Cause.

          (iii) The employee voluntarily terminates employment with the Company not on account of a Constructive Termination. Voluntary terminations include, but are not limited to, resignation, retirement, or failure to return from a leave of absence on the scheduled date, so long as such event is not on account of a Constructive Termination.

          (iv) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or the parent or other affiliate of the Company.

          (v) The employee has qualified to receive benefits under the CoCensys, Inc. Executive Officers' Change of Control Severance Plan.

SECTION 3.     AMOUNT OF BENEFIT.

     Severance benefits payable under the Plan are as follows:

     (a) Eligible Employees whose employment is involuntarily terminated without Cause or is voluntarily terminated on account of a Constructive Termination as described in Section 2 of this Plan will receive the following benefits:

                                       2.
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          (i)  "Pay" (as defined below) for the number of months set forth below (the "Pay Continuation Period"):

                                         Time with Company                 Pay
         Eligible Employee          (i.e., "vesting service")     Continuation Period
-----------------------------      --------------------------     --------------------
Chief Executive Officer/President      Less than 6 months                0 months
                                         6 to 12 months                  6 months
                                      more than 12 months               12 months

Vice President/General Counsel         Less than 6 months                0 months
                                         6 to 12 months                  3 months
                                      more than 12 months                6 months

          (ii) Payment of a "Target Bonus" (as defined below) pro rated for the actual period of employment (which does not include any of the Pay Continuation Period) with the Company during the year in which employment is terminated.

     (b) For purposes of calculating Plan benefits: (i) "Pay" shall mean the Eligible Employee's base pay (excluding overtime, bonuses, draws, commissions, and other forms of additional compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's termination date and (ii) "Target Bonus" shall mean the Eligible Employee's target bonus for the year in which the Eligible Employee's employment with the Company is terminated without Cause or upon a Constructive Termination, in the amount approved by the Compensation Committee of the Board of Directors.

     (c) Unless otherwise approved by the Board of Directors or an authorized Committee of the Board of Directors, the terms and conditions of any options to acquire Company stock, including without limitation the vesting, exercisability and termination of such options, held by the Eligible Employee on the termination date shall be determined solely in accordance with the Eligible Employee's stock option agreements and the Company stock option plans pursuant to which such stock options were granted.

     (d) Notwithstanding any other provision of this Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be offset, to the maximum extent permitted by law, by any severance benefits payable by the Company to such individual under any other arrangement covering the individual.

SECTION 4.     TIME OF PAYMENT AND FORM OF BENEFIT.

     The Company reserves the right to determine whether the severance benefits under the Plan will be paid in a single sum or in installments and to choose the timing of such payments, provided, however, that all payments under this Plan will be completed within a period of time following an Eligible Employee's termination date not exceeding the Pay Continuation Period. If a terminating employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of

                                       3.
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such indebtedness.  In no event shall payment of any Plan benefit be made prior to the Eligible Employee's termination date.

SECTION 5.  REEMPLOYMENT.

     Severance payments received under Section 3(a) of the Plan will cease in the event of an Eligible Employee's reemployment by the Company or any affiliate of the Company.

SECTION 6.  MISCELLANEOUS.

     (a) EXCLUSIVE DISCRETION. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

     (b) AMENDMENT OR TERMINATION. The Company also reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be adopted by the Board of Directors of the Company or the Compensation Committee of the Board, and written notice of such amendment or termination shall be provided promptly to all Eligible Employees.

     (c) OTHER SEVERANCE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding severance benefits in special circumstances. The foregoing notwithstanding, in no event shall any individual receive from the Company any severance benefit greater than the benefit provided under Section 3, unless such individual executes, as a condition upon the receipt of such additional benefit, a waiver and release of any and all claims that such individual may have against the Company, on the form provided by the Company.

SECTION 7.  CONTINUATION OF EMPLOYMENT BENEFITS.

     (a) COBRA CONTINUATION. Each Eligible Employee who is enrolled in a health or dental plan sponsored by the Company may be eligible to continue coverage under such health or dental plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will notify the individual of any such right to continue health coverage at the time of termination. The Company will continue to pay its share of the Eligible Employee's health insurance premiums during the Pay Continuation Period as long as the Eligible Employee elects to continue coverage under COBRA and timely pays the Eligible Employee's portion of the premiums. If and when the Eligible Employee becomes eligible for another group benefits plan through another employer, COBRA coverage through the Company will terminate (the "COBRA Period"). No provision of this Plan will affect the continuation

                                       4.

coverage rules under COBRA, except that the Company's payment of any applicable insurance premiums during the COBRA Period will be credited as payment by the Eligible Employee for purposes of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee must elect to continue the Company's group medical or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays during the COBRA Period) will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the COBRA Period, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.

     For purposes of this Section 7(a), applicable premiums that will be paid by the Company during the Pay Continuation Period shall not include any amounts payable by the Eligible Employee under the Company's Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

     (b) OTHER EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) terminate as of the employee's termination date (except to the extent that any conversion privilege is available thereunder).

SECTION 8.  NO IMPLIED EMPLOYMENT CONTRACT.

     The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company nor (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

SECTION 9.  LEGAL CONSTRUCTION.

     This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California.

SECTION 10. CLAIMS, INQUIRIES AND APPEALS.

     (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing.
 The Plan Administrator is:

                          Vice President, Human Resources
                                   CoCensys, Inc.
                                201 Technology Drive
                              Irvine, California 92618

                                       5.

     (b) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any additional material or information necessary for the applicant to perfect the claim along with an explanation as to why such information is necessary and an explanation of the Plan's claim procedure.

     This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

     This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

     (c) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a written request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                          Vice President, Human Resources
                                   CoCensys, Inc.
                                201 Technology Drive
                              Irvine, California 92618

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

     (d) DECISION ON REVIEW. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be

                                       6.

understood by the applicant, the specific reasons for the decision and the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Section 10(d), the application will be deemed denied on review.

     (e) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.
 The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

     (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant has (i) submitted a written application for benefits in accordance with the procedures described by
Section 10(a) above, (ii) been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period),
(iii) filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above and (iv) been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 10(d) above).

SECTION 11. BASIS OF PAYMENTS TO AND FROM PLAN.

     The Company shall pay all benefits under the Plan. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 12. OTHER PLAN INFORMATION.

     (a)  EMPLOYER AND PLAN IDENTIFICATION NUMBERS.  The Employer
Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 330538836. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 503.

     (b) ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

     (c) AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is the General Counsel, CoCensys, Inc., 201 Technology Drive, Irvine, California 92618.

     (d) PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" of the Plan is CoCensys, Inc., 201 Technology Drive, Irvine, California 92618. The "Plan Administrator" of the Plan is the Vice President, Human Resources, CoCensys, Inc., 201 Technology Drive, Irvine, California 92618. The Plan Sponsor and Plan Administrator's telephone number is (949) 753-6100. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

                                       7.

SECTION 13. STATEMENT OF ERISA RIGHTS.

     Participants in this Plan (which is a welfare benefit plan sponsored by CoCensys, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

     (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

     (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

     (c) Receive a summary of the Plan's annual financial report, in the case of a plan that is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

     In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

     No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest area office of the U.S. Labor - Management Services Administration, Department of Labor.

                                      8.

SECTION 14. EXECUTION.

     To record the adoption of the Plan as set forth herein, effective as of March 26, 1998, CoCensys, Inc. has caused its duly authorized officer to execute the same on May 13, 1998.

                                COCENSYS, INC.


                                By:   /s/ F. Richard Nichol, Ph.D.
                                      -----------------------------------------
                                Title:   President and Chief Executive Officer
                                      -----------------------------------------


                                       9.